SUPPLEMENT

TO PROSPECTUS SUPPLEMENT DATED MAY 23, 1997                       RULE 424(B)(5)
(TO PROSPECTUS DATED FEBRUARY 21, 1997)                       FILE NO. 333-11095

                                   CWABS, INC.
                                    Depositor

                                   COUNTRYWIDE
                                HOME LOANS, INC.
                           Seller and Master Servicer

                    ASSET-BACKED CERTIFICATES, SERIES 1997-2
                               __________________

The Class A certificates represent obligations of the trust only and do not represent an interest in or obligation of CWABS, Inc., Countrywide Home Loans, Inc. or any of their affiliates.

This supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus supplement and the prospectus.

                         THE CLASS A CERTIFICATES

                         o This supplement relates to the offering of the Class A certificates of the series referenced above. This supplement does not contain complete information about the offering of the Class A certificates. Additional information is contained in the prospectus supplement dated May 23, 1997 prepared in connection with the offering of the offered certificates of the series referenced above and in the prospectus of the depositor dated February 21, 1997. You are urged to read this supplement, the prospectus supplement and the prospectus in full.

                         o    As of November  25,  1998,  the class  certificate
                              balance   of  the   Class   A   certificates   was
                              approximately $104,435,809.79.




NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS SUPPLEMENT, THE PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESeNTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Class A certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

DECEMBER 14, 1998

                                THE MORTGAGE POOL

         As of November 15, 1998 (the "Reference Date"), the Mortgage Pool included approximately 1,125 Mortgage Loans having an aggregate Stated Principal Balance of approximately $109,331,527.44.

         The  following   table   summarizes  the  delinquency  and  foreclosure
experience of the Mortgage Loans as of the Reference Date.

                                                                                                  As of
                                                                                            November 15, 1998
                                                                                            -----------------
Aggregate Stated Principal Balance of the Mortgage Loans.........................            $109,331,527.44
Delinquent Mortgage Loans and Pending Foreclosures at Period End (1)
         30-59 days..............................................................                4.03%
         60-90 days..............................................................                1.87%
         91 days or more (excluding pending foreclosures)........................                1.73%
                                                                                            ----------------
         Total Delinquencies.....................................................                7.63%
                                                                                            ================
Foreclosures Pending.............................................................                1.88%
                                                                                            ----------------
Total Delinquencies and foreclosures pending.....................................                9.51%
                                                                                            ================

______________
(1) As a percentage of the aggregate Stated Principal Balance of the Mortgage Loans as of the Reference Date.

         Since the Cut-off Date four Mortgage Loans have been converted to and are, as of the Reference Date, REO Properties.

         Certain information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                           SERVICING OF MORTGAGE LOANS

THE MASTER SERVICER

         Countrywide Home Loans, Inc. ("Countrywide") will continue to act as Master Servicer under the Agreement.

         As of September 30, 1998, Countrywide provided servicing for mortgage loans with an aggregate principal balance of approximately $196.9 billion, substantially all of which are being serviced for unaffiliated persons. As of September 30, 1998, Countrywide provided servicing for approximately $2.2 billion in B&C quality mortgage loans.

FORECLOSURE AND DELINQUENCY EXPERIENCE

         B&C Quality Mortgage Loans. The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of Countrywide's B&C quality mortgage loans. A B&C quality mortgage loan is characterized as delinquent if the borrower has not paid the monthly payment due within one month of the Due Date. Since Countrywide only began servicing B&C quality mortgage loans in August 1995, the delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount, or severity of delinquency or losses on the applicable Mortgage Loans, and no assurances can be given that the delinquency or foreclosure experience presented in the table below will be indicative of such experience on such Mortgage Loans. The sum of the columns below may not equal the total indicated due to rounding.

                                          DELINQUENCY AND FORECLOSURE EXPERIENCE(1)
                                  ---------------------------------------------------------
                                   AS OF DECEMBER 31, 1996       AS OF DECEMBER 31, 1997
                                  --------------------------  -----------------------------
                                    PRINCIPAL                     PRINCIPAL
                                     BALANCE      PERCENTAGE       BALANCE       PERCENTAGE
                                 ---------------  ----------  -----------------  ----------
Portfolio.....................   $573,006,222.94     --       $1,370,527,326.89      --
Delinquency percentage(1).....
     30-59 Days...............   $18,628,526.03      3.25%    $   48,214,087.76      3.52%
     60-89 Days...............     3,537,330.99      0.62         13,795,882.50      1.01
     90+ Days.................     1,506,145.23      0.26          5,486,263.92      0.40
                                 ---------------  ----------  -----------------  ----------
               Total(2).......   $23,672,002.25      4.13%    $   67,496,234.18      4.93%
                                 ===============  ==========  =================  ==========
Foreclosure Rate(3)...........   $ 3,695,954.20      0.65%    $   12,191,591.67      0.89%
Bankruptcy Rate(4)............   $ 2,756,801.79      0.48%    $   12,022,391.48      0.88%

(table continued)

                                    AS OF SEPTEMBER 30, 1998
                                 ------------------------------
                                    PRINCIPAL
                                     BALANCE         PERCENTAGE
                                 -----------------   ----------
Portfolio.....................   $2,182,326,222.18        --
Delinquency percentage(1).....
     30-59 Days...............   $ 70,987,774.15          3.25%
     60-89 Days...............     19,605,377.39          0.90
     90+ Days.................      6,244,458.62          0.29
                                 -----------------   -----------
               Total(2).......   $ 96,837,610.56          4.44%
                                 =================   ===========
Foreclosure Rate(3)...........   $ 27,756,738.18          1.27%
Bankruptcy Rate(4)............   $ 17,970,554.10          0.82%

______________

(1) The period of delinquency is based on the number of days payments are contractually past due.
(2) Certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding.
(3) "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.
(4) "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.
                                 ______________

         Historically, a variety of factors, including the appreciation of real estate values, have limited the loss and delinquency experience on B&C quality mortgage loans. There can be no assurance that factors beyond Countrywide's control, such as national or local economic conditions or downturn in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

YEAR 2000 COMPLIANCE

         The Master Servicer has made and will continue to make investments to identify, modify or replace any computer systems which are not year 2000 compliant and to address other related issues associated with the change of the millennium. In the event that computer problems arise out of a failure of such efforts to be completed on time, or in the event that the computer systems of the Master Servicer or the Trustee are not fully year 2000 compliant, the resulting disruptions in the collection or distribution of receipts on the Mortgage Loans could materially and adversely affect the holders of the Certificates.

                     DESCRIPTION OF THE CLASS A CERTIFICATES

         The Class A Certificates will be allocated and entitled to receive interest and principal payments as described in the Prospectus Supplement under "Description of the Certificates - Allocation of Available Funds".

         As of November 25, 1998 (the "Certificate Date"), the Class Certificate Principal Balance of the Class A Certificates was approximately $104,435,809.79. As of the Certificate Date, the Subordinated Amount was approximately
$4,895,717.70. For additional information with respect to the Class A Certificates, see "Description of the Certificates" in the Prospectus Supplement.

REPORTS TO CERTIFICATEHOLDERS

         The  most  recent   monthly   statement  that  has  been  furnished  to
Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

REVISED STRUCTURING ASSUMPTIONS

         Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations --Decrement Table" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Structuring Assumptions"): (i) the scheduled interest and principal payments on the Mortgage Loans are received in a timely manner and prepayments are made at the indicated percentages of the Prepayment Model set forth in the table; (ii) the Master Servicer does exercise its right of optional termination described in the Prospectus Supplement; (iii) the Mortgage Loans will, as of the Reference Date, have the characteristics set forth below under "Assumed Mortgage Loan Characteristics"; (iv) a servicing fee of 0.50% per annum will be paid to the Master Servicer; (v) the closing date of the sale of the Class A Certificates is December 14, 1998; (vi) the Mortgage Index is approximately 5.19813% per annum; (vii) One-Month LIBOR is approximately 5.27781% per annum; and (viii) there are not delinquencies on the Mortgage Loans and that there will be sufficient Available Funds to distribute interest on the Class A Certificates and the Principal Distribution Amount to the Class A Certificateholders. No representation is made that the Mortgage Loans will experience delinquencies or losses at the respective rates assumed above or at any other rates.

                     ASSUMED MORTGAGE LOAN CHARACTERISTICS

                                      INITIAL   ORIGINAL   REMAINING
                         CURRENT       GROSS    TERM TO     TERM TO
AMORTIZATION            PRINCIPAL     MORTGAGE  MATURITY   MATURITY
METHODOLOGY              BALANCE        RATE    (MONTHS)   (MONTHS)
-------------------   -------------   --------  --------   ---------
Level Pay..........      282,176.46    11.806%    360         340
Level Pay..........    3,859,798.29     9.530%    358         339
Level Pay..........   38,325,825.90     9.676%    360         341
Level Pay..........   48,242,297.39     9.612%    359         342
Level Pay..........   17,987,086.73     9.704%    360         344
Level Pay..........      118,986.11    12.000%    360         339
Level Pay..........      515,356.56    12.625%    360         345

(table continued)

                                                        NEXT RATE        RATE
AMORTIZATION           GROSS     MAXIMUM    PERIODIC    ADJUSTMENT    ADJUSTMENT
METHODOLOGY            MARGIN    RATE CAP   RATE CAP       DATE       FREQUENCY
------------------    --------  ----------  --------    ----------    ----------
Level Pay..........    7.098%    17.974%     1.500%       2/1/99          6
Level Pay..........    5.953%    15.819%     1.500%       3/1/99          6
Level Pay..........    6.008%    16.271%     1.500%       4/1/99          6
Level Pay..........    6.078%    16.306%     1.500%       5/1/99          6
Level Pay..........    6.127%    16.402%     1.500%       6/1/99          6
Level Pay..........    6.250%    16.625%     1.500%       7/1/99          6
Level Pay..........    6.875%    18.375%     1.500%       7/1/00          6

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

DECREMENT TABLES

         The following table indicates the percentage of the Certificate Principal Balance of the Class A Certificates that would be outstanding after each of the dates shown at the indicated percentages of the Prepayment Model and the corresponding weighted average life of such Class A Certificates.

         Since the table was prepared on the basis of the assumptions in the Revised Structuring Assumptions, there are discrepancies between the characteristics of the actual Mortgage Loans and the characteristics of the mortgage loans assumed in preparing the table. Any such discrepancy may have an effect upon the percentage of the Certificate Principal Balance for the Class A Certificates outstanding and weighted average lives of such Class A Certificates set forth in the following table. In addition, since the actual Mortgage Loans and the Trust Fund have characteristics which differ from those assumed in preparing the table set forth below, the distributions of principal on the Class A Certificates may be made earlier or later than as indicated in the table.

         It is not likely that the Mortgage Loans will prepay at any constant percentage of the Prepayment Model to maturity or that all the Mortgage Loans will prepay at the same rate. In addition, the diverse remaining terms to maturity of the Mortgage Loans (which include recently originated Mortgage Loans) could produce slower distributions of principal than as indicated in the tables at the various percentages of the Prepayment Model specified even if the weighted average remaining term to maturity of the Mortgage Loans is the same as the weighted average remaining term to maturity of the Assumed Mortgage Loan Characteristics described above.

         Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein and in the Prospectus Supplement.

           PERCENT OF THE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A
                CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                        PREPAYMENT MODEL SET FORTH BELOW:
                                                           PREPAYMENT (% OF PREPAYMENT MODEL)
                                                           ----------------------------------
          DISTRIBUTION DATE              0%       50%       100%      125%     150%      200%      250%
          -----------------              --       ---       ----      ----     ----      ----      ----
Initial Percent..................        100       100      100       100       100       100      100
November 1999....................         99        89       79        73        68        58       48
November 2000....................         99        79       63        55        48        35       24
November 2001....................         98        71       50        41        33        21        0
November 2002....................         97        63       40        31        23         0        0
November 2003....................         97        56       31        23        16         0        0
November 2004....................         96        50       25        17         0         0        0
November 2005....................         95        45       20         0         0         0        0
November 2006....................         93        40        0         0         0         0        0
November 2007....................         92        35        0         0         0         0        0
November 2008....................         91        31        0         0         0         0        0
November 2009....................         89        28        0         0         0         0        0
November 2010....................         87        25        0         0         0         0        0
November 2011....................         85        22        0         0         0         0        0
November 2012....................         83        19        0         0         0         0        0
November 2013....................         80        17        0         0         0         0        0
November 2014....................         78         0        0         0         0         0        0
November 2015....................         75         0        0         0         0         0        0
November 2016....................         71         0        0         0         0         0        0
November 2017....................         67         0        0         0         0         0        0
November 2018....................         63         0        0         0         0         0        0
November 2019....................         59         0        0         0         0         0        0
November 2020....................         53         0        0         0         0         0        0
November 2021....................         47         0        0         0         0         0        0
November 2022....................         41         0        0         0         0         0        0
November 2023....................         33         0        0         0         0         0        0
November 2024....................         25         0        0         0         0         0        0
November 2025....................          0         0        0         0         0         0        0
November 2026....................          0         0        0         0         0         0        0
November 2027....................          0         0        0         0         0         0        0
                                       -------  -------   -------   -------   -------  ------      ----
Weighted Average Life (years)(1).       20.52     7.15     3.59      2.81      2.28      1.59      1.17
                                       =======  =======   =======   =======   =======  ======      ====

______________

(1) The weighted average life of the Class A Certificates is determined by (i) multiplying the amount of each principal distribution by the number of years from the initial date of issuance of the Class A Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the initial Class Certificate Principal Balance of the Class A Certificates.

                             THE CERTIFICATE INSURER

         Information about the Certificates Insurer is set forth in the Prospectus Supplement. The Certificate Insurer also files annual, quarterly and special reports and other information with the Securities and Exchange Commission (the "SEC"). These documents may be reviewed at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The Certificate Insurer's SEC filings are also available to the public at the SEC's Web site at http://www.sec.gov.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         Prospective investors should consider carefully the income tax consequences of an investment in the Class A Certificates discussed under the sections titled "Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus, which the following discussion supplements. Prospective investors should consult their tax advisors with respect to those consequences.

         On December 30, 1997 the Internal Revenue Service (the "IRS") issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Section 1272(a)(6). Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described in the Prospectus. It is recommended that prospective purchasers of the Class A Certificates consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

         The Taxpayer Relief Act of 1997 and the IRS Restructuring and Reform Act of 1998 reduced the capital gains tax rates for certain noncorporate taxpayers. Prospective investors should consult with their tax advisors with respect to these tax law changes.

         The Class A Certificates will represent qualifying assets under Sections 856(c)(4)(A) and 856(c)(5)(B).

         The Small Business and Job Protection Act of 1996 and Taxpayer Relief Act of 1997 modified the definition of U.S. person with regard to trusts. A trust is a "U.S. Person" if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. In addition, U.S. Persons include certain trusts that can elect to be treated as U.S. Persons.

         Final regulations dealing with backup withholding and information reporting on income paid to foreign persons and related matters (the "New Withholding Regulations") were published in the Federal Register on October 14, 1997. In general, the New Withholding Regulations do not significantly alter the substantive withholding and information reporting requirements, but do unify current certification procedures and forms and clarify reliance standards. The New Withholding Regulations generally will be effective for payments made after December 31, 1999, subject to certain transition rules.

                              ERISA CONSIDERATIONS

         Prospective purchasers of the Class A Certificates should consider carefully the ERISA consequences of an investment in the Class A Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement and subject to the qualifications and limitations set forth therein, it is expected that the Exemption will apply to the acquisition and holding of the Class A Certificates by Plans and that all conditions of the Exemption other than those within the control of investors will be met.

                                     RATINGS

         The Class A Certificates are currently rated "AAA" Standard & Poor's and "Aaa" by Moody's. See "Ratings" in the Prospectus Supplement.

                             METHOD OF DISTRIBUTION

         The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Class A Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                    EXHIBIT 1

               CURRENT MORTGAGE RATES (1)
----------------------------------------------------------
                                    AGGREGATE
                     NUMBER OF      PRINCIPAL
  RANGE OF CURRENT   MORTGAGE        BALANCE    PERCENTAGE
 MORTGAGE RATES (%)    LOANS       OUTSTANDING   OF POOL
----------------------------------------------------------

 5.501 -  6.000....        1    $     176,723       0.16%
 7.001 -  7.500....        6          709,918       0.65%
 7.501 -  8.000....       37        4,366,596       3.99%
 8.001 -  8.500....       83        9,250,551       8.46%
 8.501 -  9.000....      221       23,811,202      21.78%
 9.001 -  9.500....      196       18,886,519      17.27%
 9.501 - 10.000....      196       18,024,443      16.49%
10.001 - 10.500....      128       10,817,786       9.89%
10.501 - 11.000....       91        8,564,377       7.83%
11.001 - 11.500....       77        7,018,617       6.42%
11.501 - 12.000....       51        4,174,144       3.82%
12.001 - 12.500....       22        1,554,696       1.42%
12.501 - 13.000....       14        1,827,065       1.67%
13.001:.............       2          148,891       0.14%
                     ---------  -------------   ---------
         Total......   1,125    $ 109,331,527     100.00%
                     =========  =============   =========
______________
(1)  As of  the  Reference  Date,  the  weighted  average
     Mortgage   Rate   of   the   Mortgage    Loans   was
     approximately 9.6691% per annum.

                        MARGIN(1)
----------------------------------------------------------
                                    AGGREGATE
                     NUMBER OF      PRINCIPAL
                     MORTGAGE        BALANCE    PERCENTAGE
RANGE OF MARGINS (%)   LOANS       OUTSTANDING   OF POOL
----------------------------------------------------------

  4.251 - 4.500....        1    $     210,280       0.19%
  4.501 - 4.750....        2          242,662       0.22%
  4.751 - 5.000....       29        2,674,467       2.45%
  5.001 - 5.250....       61        6,552,050       5.99%
  5.251 - 5.500....      143       13,197,269      12.07%
  5.501 - 5.750....      191       20,128,304      18.41%
  5.751 - 6.000....      240       24,157,369      22.10%
  6.001 - 6.250....      162       15,101,387      13.81%
  6.251 - 6.500....       93        7,992,218       7.31%
  6.501 - 6.750....       70        7,386,980       6.76%
  6.751 - 7.000....       58        5,908,156       5.40%
  7.001 - 7.250....       17        1,492,945       1.37%
  7.251 - 7.500....       40        2,775,250       2.54%
  7.501 - 7.750....       11          936,549       0.86%
  7.751 - 8.000....        4          292,872       0.27%
  8.001 - 8.250....        2          241,992       0.22%
  8.251 - 8.500....        1           40,778       0.04%
                     ---------  -------------   ---------
          Total.....   1,125    $ 109,331,527     100.00%
                     =========  =============   =========
______________
(1)  As of  the  Reference  Date,  the  weighted  average
     Margin  of  the  Mortgage  Loans  was  approximately
     6.0633%.

                    MAXIMUM RATES (1)
----------------------------------------------------------
                                    AGGREGATE
                     NUMBER OF      PRINCIPAL
      RANGE OF       MORTGAGE        BALANCE    PERCENTAGE
 MAXIMUM RATES (%)     LOANS       OUTSTANDING   OF POOL
----------------------------------------------------------

12.501 - 13.000.....       1    $     176,723       0.16%
13.001 - 13.500.....       1          210,280       0.19%
13.501 - 14.000.....       7          606,496       0.55%
14.001 - 14.500.....      25        3,173,538       2.90%
14.501 - 15.000.....      49        5,775,254       5.28%
15.001 - 15.500.....     111       12,239,936      11.20%
15.501 - 16.000.....     235       25,752,873      23.55%
16.001 - 16.500.....     211       20,118,177      18.40%
16.501 - 17.000.....     209       19,373,437      17.72%
17.001 - 17.500.....     119        9,392,065       8.59%
17.501 - 18.000.....      80        6,919,507       6.33%
18.001 - 18.500.....      38        3,273,512       2.99%
18.501 - 19.000.....      24        1,383,389       1.27%
19.001 - 19.500.....      13          765,870       0.70%
19.501 - 20.000.....       2          170,470       0.16%
                     ---------  -------------   ---------
          Total.....   1,125    $ 109,331,527     100.00%
                     =========  =============   =========
______________
(1)  As of  the  Reference  Date,  the  weighted  average
     Maximum Rate of the Mortgage Loans was approximately
     16.3067% per annum.

      CURRENT MORTGAGE LOAN PRINCIPAL BALANCES (1)
----------------------------------------------------------
                                    AGGREGATE
  RANGE OF CURRENT    NUMBER OF     PRINCIPAL
   MORTGAGE LOAN      MORTGAGE       BALANCE    PERCENTAGE
PRINCIPAL BALANCES($)  LOANS       OUTSTANDING   OF POOL
----------------------------------------------------------

      0.01- 50,000.00    254    $   9,364,667       8.57%
 50.000.01-100,000.00    490       35,457,925      32.43%
100,000.01-150,000.00    211       25,276,326      23.12%
150,000.01-200,000.00     77       13,094,410      11.98%
200,000.01-250,000.00     47       10,184,700       9.32%
250,000.01-300,000.00     21        5,690,599       5.20%
300,000.01-350,000.00      9        2,968,727       2.72%
350,000.01-400,000.00      5        1,894,222       1.73%
400,000.01-450,000.00      5        2,123,364       1.94%
450,000.01-500,000.00      3        1,474,167       1.35%
500,000.01-550,000.00      1          515,357       0.47%
600,000.01-650,000.00      1          609,935       0.56%
650,001.01-700,000.00      1          677,129       0.62%
                     ---------  -------------   ---------
         Total         1,125    $ 109,331,527     100.00%
                     =========  =============   =========
______________
(1)  As  of  the  Reference  Date,  the  average  current
     Mortgage Loan  principal  balance was  approximately
     $97,184.

            ORIGINAL LOAN-TO-VALUE RATIOS (1)
----------------------------------------------------------
      RANGE OF                      AGGREGATE
      ORIGINAL       NUMBER OF      PRINCIPAL
   LOAN-TO-VALUE     MORTGAGE        BALANCE    PERCENTAGE
     RATIOS (%)        LOANS       OUTSTANDING   OF POOL
----------------------------------------------------------

00.00 - 15.00.......       2    $      29,757       0.03%
20.01 - 25.00.......       1           48,502       0.04%
25.01 - 30.00.......       4          112,233       0.10%
30.01 - 35.00.......       9          501,361       0.46%
35.01 - 40.00.......       7          361,860       0.33%
40.01 - 45.00.......      11          542,347       0.50%
45.01 - 50.00.......      26        2,042,011       1.87%
50.01 - 55.00.......      27        2,046,802       1.87%
55.01 - 60.00.......      62        5,028,965       4.60%
60.01 - 65.00.......     102        8,267,401       7.56%
65.01 - 70.00.......     167       15,666,079      14.33%
70.01 - 75.00.......     309       29,960,843      27.40%
75.01 - 80.00.......     270       29,891,824      27.34%
80.01 - 85.00.......     107       12,251,482      11.21%
85.01 -100.00.......      21        2,580,060       2.36%
                     ---------  -------------   ---------
          Total.....   1,125    $ 109,331,527     100.00%
                     =========  =============   =========
______________
(1) As of the Reference Date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans was approximately 73.5529%.

       STATE DISTRIBUTIONS OF MORTGAGED PROPERTIES
----------------------------------------------------------
                                    AGGREGATE
                     NUMBER OF      PRINCIPAL
                     MORTGAGE        BALANCE    PERCENTAGE
       STATE           LOANS       OUTSTANDING   OF POOL
----------------------------------------------------------

California..........     133    $  23,503,569      21.50%
Washington..........      57        6,075,051       5.56%
Ohio................      85        5,698,479       5.21%
Colorado............      40        4,461,964       4.08%
Wisconsin...........      46        3,422,974       3.13%
Florida.............      77        6,592,886       6.03%
Idaho...............      73        6,176,374       5.65%
Texas...............      56        4,721,031       4.32%
Pennsylvania........      65        3,832,819       3.51%
Illinois............      24        2,051,929       1.88%
Michigan............      50        3,684,962       3.37%
Arizona.............      35        3,019,415       2.76%
Utah................      26        2,806,749       2.57%
Massachusetts.......      10        1,328,301       1.21%
North Carolina......      17        1,477,993       1.35%
Indiana.............      28        1,823,117       1.67%
New Mexico..........      29        2,103,873       1.92%
Missouri............      24        1,803,196       1.65%
Kentucky............      20        1,459,606       1.34%
Hawaii..............      13        2,559,662       2.34%
Louisiana...........      33        3,045,781       2.79%
Montana.............      19        2,200,798       2.01%
New Jersey..........      15        1,727,693       1.58%
New York............      13        2,198,151       2.01
Tennessee...........      17        1,384,600       1.27%
Oregon..............      20        1,764,545       1.61%
Minnesota...........      13          977,821       0.89%
Georgia.............      12        1,175,298       1.07%
Iowa................       5          456,327       0.42%
Nevada..............       4          616,765       0.56%
Mississippi.........      12          777,904       0.71%
Virginia............       4          566,768       0.52%
Connecticut.........       6          537,442       0.49%
Oklahoma............       9          575,309       0.53%
South Dakota........       6          373,807       0.34%
Delaware............       4          206,585       0.19%
South Carolina......       2          114,297       0.10%
Kansas..............       6          544,504       0.50%
Vermont.............       4          390,600       0.36%
Wyoming.............       5          294,547       0.27%
Maryland............       2          185,390       0.17%
New Hampshire.......       2          157,014       0.14%
Maine...............       2          350,357       0.32%
Alaska..............       1           59,355       0.05%
West Virginia.......       1           45,922       0.04%
                     ---------  -------------   ---------
          Total.....   1,125    $ 109,331,527     100.00%
                     =========  =============   =========

                INITIAL FIXED RATE PERIOD
----------------------------------------------------------
                                    AGGREGATE
 INITIAL FIXED RATE  NUMBER OF      PRINCIPAL
       PERIOD        MORTGAGE        BALANCE     PERCENT
      (MONTHS)         LOANS       OUTSTANDING   OF POOL
----------------------------------------------------------

6 months............     131    $  14,242,315      13.03%
24 months...........     994       95,089,212      86.97%
                     ---------  -------------   ---------
          Total.....   1,125    $ 109,331,527     100.00%
                     =========  =============   =========

                MINIMUM MORTGAGE RATES(1)
----------------------------------------------------------
                                    AGGREGATE
                     NUMBER OF      PRINCIPAL
  RANGE OF MINIMUM   MORTGAGE        BALANCE    PERCENTAGE
     RATES (%)         LOANS       OUTSTANDING   OF POOL
----------------------------------------------------------

  5.00 -  5.99......       1    $     176,723       0.16%
  6.00 -  6.99......       6          729,207       0.67%
  7.00 -  7.99......      67        7,710,250       7.05%
  8.00 -  8.99......     310        5,453,565      32.43%
  9.00 -  9.99......     424       39,779,969      36.38%
 10.00 - 10.00......      41        3,577,001       3.27%
 10.00 - +..........     276       21,904,814      20.04%
                     ---------  -------------   ---------
          Total.....   1,125    $ 109,331,527     100.00%
                     =========  =============   =========
______________
(1)  As of  the  Reference  Date,  the  weighted  average
     Minimum Rate of the Mortgage Loans was approximately
     9.3067% per annum.

              TYPE OF MORTGAGED PROPERTIES
----------------------------------------------------------
                                    AGGREGATE
                     NUMBER OF      PRINCIPAL
                     MORTGAGE        BALANCE     PERCENT
   PROPERTY TYPE       LOANS       OUTSTANDING   OF POOL
----------------------------------------------------------

2-4 Family..........      41    $   4,053,615       3.71%
Condominiums........      40        3,307,376       3.03%
PUD.................      80       12,210,792      11.17%
Single Family.......     964       89,759,745      82.10%
                     ---------  -------------   ---------
          Total.....   1,125    $ 109,331,527    100.00%
                     =========  =============   =========

                   OCCUPANCY TYPES(1)
----------------------------------------------------------
                                    AGGREGATE
                     NUMBER OF      PRINCIPAL
                     MORTGAGE        BALANCE     PERCENT
   OCCUPANCY TYPE      LOANS       OUTSTANDING   OF POOL
----------------------------------------------------------

Owner Occupied......     999    $  99,921,852      91.39%
Non-Owner Occupied..     126        9,409,676       8.61%
                     ---------  -------------   ---------
          Total.....   1,125    $ 109,331,527     100.00%
                     =========  =============   =========
______________
(1) Based upon representations of the related Mortgagors at the time of origination.

                  NEXT ADJUSTMENT DATES
----------------------------------------------------------
                                    AGGREGATE
                     NUMBER OF      PRINCIPAL
                     MORTGAGE        BALANCE     PERCENT
       MONTHS          LOANS       OUTSTANDING   OF POOL
----------------------------------------------------------

2/1/99..............       4    $     282,176       0.26%
3/1/99..............      33        3,859,798       3.53%
4/1/99..............     393       38,325,826      35.05%
5/1/99..............     488       48,242,297      44.12%
6/1/99..............     205       17,987,087      16.45%
7/1/99..............       1          118,986       0.11%
7/1/00..............       1          515,357       0.47%
                     ---------  -------------   ---------
          Total.....   1,125    $ 109,331,527    100.00%
                     =========  =============   =========

                                EXHIBIT 2

                                             November 25, 1998 Distribution Date

THE BANK OF NEW YORK
101 BARCLAY STREET
NEW YORK, NEW YORK 10286
ATTN: KELLY SHEAHAN
212-815-2007

                            ASSET BACKED SECURITIES
                                 SERIES 1997-2
                                  CWABS, INC.

                 Certificateholder Monthly Distribution Summary
--------------- ---------------- --------------- --------------- ------------------- -------------
                                                                                         PASS
                                     CLASS        CERTIFICATE                          THROUGH
    CLASS            CUSIP        DESCRIPTION      RATE TYPE     BEGINNING BALANCE     RATE (%)
--------------- ---------------- --------------- --------------- ------------------- -------------
      A          126671AJ5           Senior       Fix-Act/360      107,464,147.00       5.521250
      R                              Senior       Fix-30/360                 0.00       0.000000
--------------- ---------------- --------------- --------------- ------------------- -------------

--------------- ---------------- --------------- --------------- ------------------- -------------
    Totals                                                         107,464,147.00
--------------- ---------------- --------------- --------------- ------------------- -------------

--------------- ---------------- --------------- --------------- ------------------- ----------------- ----------------
                                                                      CURRENT                            CUMULATIVE
                   PRINCIPAL        INTEREST         TOTAL            REALIZED            ENDING          REALIZED
    CLASS        DISTRIBUTION     DISTRIBUTION    DISTRIBUTION         LOSSES            BALANCE           LOSSES
--------------- ---------------- --------------- --------------- ------------------- ----------------- ----------------
      A          3,028,337.21      494,447.02     3,522,784.23               0.00      104,435,809.79       62,952.85
      R                  0.00      310,038.41       310,038.41               0.00                0.00            0.00
--------------- ---------------- --------------- --------------- ------------------- ----------------- ----------------

--------------- ---------------- --------------- --------------- ------------------- ----------------- ----------------
    Totals       3,028,337.21      804,485.43     3,832,822.64               0.00      104,435,809.79       62,952.85
--------------- ---------------- --------------- --------------- ------------------- ----------------- ----------------

                            ASSET BACKED SECURITIES
                                 SERIES 1997-2
                                  CWABS, INC.

                          Principal Distribution Detail
--------------- ---------------- ------------------- -------------------- ------------------ ------------------
                                      ORIGINAL            BEGINNING           SCHEDULED
                                    CERTIFICATE          CERTIFICATE          PRINCIPAL          ACCRETION
    CLASS            CUSIP            BALANCE              BALANCE          DISTRIBUTION         PRINCIPAL
--------------- ---------------- ------------------- -------------------- ------------------ ------------------
      A          126671AJ5          178,026,096.00    107,464,147.00          3,028,337.21           0.00
      R                                       0.00              0.00                  0.00           0.00
--------------- ---------------- ------------------- -------------------- ------------------ ------------------

--------------- ---------------- ------------------- -------------------- ------------------ ------------------
    Totals                          178,026,096.00    107,464,147.00          3,028,337.21           0.00
--------------- ---------------- ------------------- -------------------- ------------------ ------------------

--------------- ---------------- ------------------- -------------------- ------------------ ------------------
                  UNSCHEDULED           NET                CURRENT             ENDING             ENDING
                   PRINCIPAL         PRINCIPAL            REALIZED           CERTIFICATE        CERTIFICATE
    CLASS         ADJUSTMENTS       DISTRIBUTION           LOSSES              BALANCE            FACTOR
--------------- ---------------- ------------------- -------------------- ------------------ ------------------
      A                   0.00        3,028,337.21                0.00      104,435,809.79     0.58663202831
      R                   0.00                0.00                0.00                0.00     0.00000000000
--------------- ---------------- ------------------- -------------------- ------------------ ------------------

--------------- ---------------- ------------------- -------------------- ------------------ ------------------
    Totals                0.00        3,028,337.21                0.00      104,435,809.79
--------------- ---------------- ------------------- -------------------- ------------------ ------------------

                            ASSET BACKED SECURITIES
                                 SERIES 1997-2
                                  CWABS, INC.

                          Interest Distribution Detail
--------------- -------------------- ------------------- -------------------- ------------------
                     BEGINNING              PASS               ACCRUED           CUMULATIVE
                    CERTIFICATE           THROUGH              OPTIMAL             UNPAID
    CLASS             BALANCE             RATE(%)             INTEREST            INTEREST
--------------- -------------------- ------------------- -------------------- ------------------
      A             107,464,147.00          5.521250            494,447.02              0.00
      R                       0.00          0.000000                  0.00              0.00
--------------- -------------------- ------------------- -------------------- ------------------

--------------- -------------------- ------------------- -------------------- ------------------
    Totals          107,464,147.00                              494,447.02              0.00
--------------- -------------------- ------------------- -------------------- ------------------

--------------- ---------------- ------------------- -------------------- ------------------ ------------------
                                                                             UNSCHEDULED
                   DEFERRED        TOTAL INTEREST      NET PREPAYMENT         INTEREST           INTEREST
    CLASS          INTEREST             DUE            INT. SHORTFALL        ADJUSTMENT            PAID
--------------- ---------------- ------------------- -------------------- ------------------ ------------------
      A                   0.00          494,447.02                0.00                0.00       494,447.02
      R                   0.00                0.00                0.00                0.00       310,038.41
--------------- ---------------- ------------------- -------------------- ------------------ ------------------

--------------- ---------------- ------------------- -------------------- ------------------ ------------------
    Totals                0.00          494,447.02                0.00                0.00       804,485.43
--------------- ---------------- ------------------- -------------------- ------------------ ------------------

                            ASSET BACKED SECURITIES
                                 SERIES 1997-2
                                  CWABS, INC.

POOL LEVEL DATA

Distribution Date                                                       11/25/98
Cut-off Date                                                              5/1/97
Determination Date                                                       11/1/98
Accrual Period                              Begin                        10/1/98
                                            End                          11/1/98
Number of Days in Accrual Period                                              31

--------------------------------------------------------------------------------
                             COLLATERAL INFORMATION
--------------------------------------------------------------------------------

GROUP 1
-------
Cut-off Date Balance                                                                                  178,026,096.39

Beginning Aggregate Pool Stated Principal Balance                                                     112,359,864.65
Ending Aggregate Pool Stated Principal Balance                                                        109,331,527.44

Beginning Aggregate Certificate Stated Principal Balance                                              107,464,147.00
Ending Aggregate Certificate Stated Principal Balance                                                 104,435,809.79

Beginning Aggregate Loan Count                                                                                 1,155
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                   30
Ending Aggregate Loan Count                                                                                    1,125

Beginning Weighted Average Loan Rate (WAC)                                                                 9.723549%
Ending Weighted Average Loan Rate (WAC)                                                                    9.699032%

Beginning Net Weighted Average Loan Rate                                                                   9.223549%
Ending Net Weighted Average Loan Rate                                                                      9.199032%

Weighted Average Maturity (WAM) (Months)                                                                         342

Servicer Advances                                                                                          97,707.39

Aggregate Pool Prepayment                                                                               2,964,580.27


CERTIFICATE ACCOUNT

BEGINNING BALANCE                                                                                               0.00

DEPOSIT
Payments of Interest and Principal                                                                      3,939,126.49
Liquidation Proceeds                                                                                            0.00
All Other Proceeds                                                                                              0.00
Other Amounts                                                                                                   0.00
                                                                                                    ----------------
TOTAL DEPOSITS                                                                                          3,939,126.49

WITHDRAWALS
Reimbursement of Servicer Advances                                                                              0.00
Payment of Master Servicer Fees                                                                            44,127.47
Payment of Sub Servicer Fees                                                                                    0.00
Payment of Other Fees                                                                                           0.00
Payment of Insurance Premium(s)                                                                                 0.00
Payment of Personal Mortgage Insurance                                                                          0.00
Other Permitted Withdrawal per the Pooling and Servicing Agreement                                              0.00
Payment of Principal and Interest                                                                       3,878,534.64
                                                                                                    ----------------
TOTAL WITHDRAWALS                                                                                       3,922,662.11

ENDING BALANCE                                                                                             16,464.38


PREPAYMENT COMPENSATION
Total Gross Prepayment Interest Shortfall                                                                   2,689.14
Compensation for Gross PPIS from Servicing Fees                                                                 0.00
Other Gross PPIS Compensation                                                                                   0.00
                                                                                                    ----------------
TOTAL NET PPIS (NON-SUPPORTED PPIS)                                                                         2,689.14


Master Servicing Fees Paid                                                                                 44,127.47
Sub Servicing Fees Paid                                                                                         0.00
Insurance Premium(s) Paid                                                                                       0.00
Personal Mortgage Insurance Fees Paid                                                                           0.00
Other Fees Paid                                                                                                 0.00
                                                                                                    ----------------
TOTAL FEES                                                                                                 44,127.47


-----------------------------------------------------------------------------------------------
                                   DELINQUENCY INFORMATION
-----------------------------------------------------------------------------------------------
GROUP 1
-------

DELINQUENCY                                    30 - 59 DAYS       60 - 89 DAYS           90+ DAYS             TOTALS
-----------                                    ------------       ------------           --------             ------
Scheduled Principal Balance                    4,402,110.03       2,049,500.36       1,886,074.75       8,337,685.14
Percentage of Total Pool Balance                   4.026387%          1.874574%          1.725097%          7.626057%
Number of Loans                                          53                 19                 18                 90
Percentage of Total Loans                          4.588745%          1.645022%          1.558442%          7.792208%

FORECLOSURE
-----------

Scheduled Principal Balance                            0.00               0.00               0.00       2,050,253.51
Percentage of Total Pool Balance                   0.000000%          0.000000%          0.000000%          1.875263%
Number of Loans                                           0                  0                  0                 26
Percentage of Total Loans                          0.000000%          0.000000%          0.000000%          2.251082%

BANKRUPTCY
----------

Scheduled Principal Balance                            0.00               0.00               0.00               0.00
Percentage of Total Pool Balance                   0.000000%          0.000000%          0.000000%          0.000000%
Number of Loans                                           0                  0                  0                  0
Percentage of Total Loans                          0.000000%          0.000000%          0.000000%          0.000000%

REO
---

Scheduled Principal Balance                            0.00               0.00               0.00         596,985.82
Percentage of Total Pool Balance                   0.000000%          0.000000%          0.000000%          0.546033%
Number of Loans                                           0                  0                  0                  4
Percentage of Total Loans                          0.000000%          0.000000%          0.000000%          0.346320%

Book Value of all REO Loans                                                                                     0.00
Percentage of Total Pool Balance                                                                            0.000000%

Current Realized Losses                                                                                         0.00
Additional Gains (Recoveries)/Losses                                                                       45,712.00
Total Realized Losses                                                                                     179,959.31


-----------------------------------------------------------------------------------------------
                         SUBORDINATION/CREDIT ENHANCEMENT INFORMATION
-----------------------------------------------------------------------------------------------

PROTECTION                                                                               ORIGINAL            CURRENT
----------                                                                               --------            -------
Bankruptcy Loss                                                                              0.00               0.00
Bankruptcy Percentage                                                                    0.000000%          0.000000%
Credit/Fraud Loss                                                                            0.00       1,780,260.96
Credit/Fraud Loss Percentage                                                             0.000000%          1.628314%
Special Hazard Loss                                                                          0.00               0.00
Special Hazard Loss Percentage                                                           0.000000%          0.000000%

CREDIT SUPPORT                                                                           ORIGINAL            CURRENT
----------                                                                               --------            -------

Class A                                                                            178,026,096.00     104,435,809.79
Class A Percentage                                                                     100.000000%        100.000000%
